Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2018

21ST CENTURY FOX REPORTS SECOND QUARTER INCOME FROM

CONTINUING OPERATIONS ATTRIBUTABLE TO 21ST CENTURY FOX

STOCKHOLDERS OF $10.83 BILLION

21ST CENTURY FOX COMPLETES THE SALE OF ITS SHARES IN SKY PLC IN

THE SECOND QUARTER FOR $15.1 BILLION IN PROCEEDS YIELDING A PRE-

TAX GAIN OF $10.8 BILLION

TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND

AMORTIZATION OF $1.57 BILLION INCREASES 9% FROM THE PRIOR YEAR

QUARTER ON REVENUE GROWTH OF 6%

THE SEC DECLARES THE FOX CORPORATION FORM 10 EFFECTIVE

NEW YORK, NY, February 6, 2019 – Twenty-First Century Fox, Inc. (“21st Century Fox” or the “Company” -- NASDAQ: FOXA, FOX) today reported financial results for the three months ended December 31, 2018.

The Company reported quarterly income from continuing operations attributable to 21st Century Fox stockholders of $10.83 billion ($5.81 per share) compared to $1.84 billion ($0.99 per share) reported in the prior year quarter. The current quarter’s income from continuing operations attributable to 21st Century Fox stockholders per share included a $5.62 impact related to the net gain on the Company’s sale of its investment in Sky plc (“Sky”). The prior year quarter’s income from continuing operations attributable to 21st Century Fox stockholders included a tax benefit of $1.34 billion, or $0.72 per share, due to a non-cash remeasurement of the Company’s net deferred tax liability related to the enactment of the Tax Cuts and Jobs Act. Adjusted quarterly earnings per share from continuing operations attributable to 21st Century Fox stockholders1 was $0.37, 12% lower than the $0.42 adjusted result reported in prior year quarter due to lower equity earnings reflecting the absence of Sky contributions as a result of the sale of the investment in Sky.

The Company reported total quarterly revenues of $8.50 billion, a 6% increase from the $8.04 billion of revenues reported in the prior year quarter. This increase principally reflects higher affiliate revenues reported at the Cable Network Programming and Television segments and higher advertising revenue reported in the Television segment partially offset by lower home entertainment revenue reported at the Filmed Entertainment segment. The impact of foreign exchange rates adversely impacted revenue growth by approximately $195 million, or 2% in total.

Quarterly income from continuing operations before income tax (expense) benefit increased to $11.55 billion from the $703 million reported in the prior year quarter primarily due to the $10.8 billion pre-tax gain on the sale of Sky. Quarterly total segment operating income before depreciation and amortization (“OIBDA”)2 of $1.57 billion was 9% higher than the prior year quarter driven by higher contributions reported at our Cable Network Programming and Filmed Entertainment segments partially offset by lower contributions at the Television segment. The impact of foreign exchange rates negatively impacted quarterly OIBDA growth by $94 million, or 7%.

[1]

Excludes net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net, and tax reform remeasurement benefit. See page 15 for a reconciliation of reported income and earnings per share from continuing operations attributable to 21st Century Fox stockholders to adjusted income and adjusted earnings per share from continuing operations attributable to 21st Century Fox stockholders, which may be considered non-GAAP financial measures. See footnote (a) on page 15 for a description of the adjustments to Equity (losses) earnings of affiliates.

[2]

Total segment OIBDA may be considered a non-GAAP financial measure. See page 12 for a description of total segment OIBDA and a reconciliation from income from continuing operations before income tax (expense) benefit to total segment OIBDA.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2018

Commenting on the results, Executive Chairmen Rupert and Lachlan Murdoch said:

“Our Company delivered another strong quarter of financial results, underpinned by distribution and advertising revenue increases at our domestic cable networks and broadcast businesses and the substantial gain on our sale of Sky. These results reflect our continued commitment to excellence in all aspects of our business. There has also been significant progress regarding the transaction with Disney and the spin-off of Fox Corporation including the effectiveness of the Form 10. Lastly, it is a fitting tribute that our film and television production businesses were recently recognized with industry leading Golden Globe wins and Academy Award nominations.    Our achievements, including the value we have delivered for shareholders, are a credit to all our talented colleagues. Thanks to their hard work, we have created durable businesses for the long term, and strong momentum as we near the creation of Fox Corporation and the combination with Disney.”

REVIEW OF SEGMENT OPERATING RESULTS

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
	US $ Millions
Revenues:

Cable Network Programming	$4,562	$4,405	$8,909	$8,601
Television	2,148	1,806	3,424	2,871
Filmed Entertainment	2,159	2,246	3,975	4,209
Other, Corporate and Eliminations	(370)	(420)	(632)	(642)

Total revenues	$8,499	$8,037	$15,676	$15,039

Segment OIBDA:

Cable Network Programming	$1,454	$1,365	$2,991	$2,876
Television	(22)	56	146	178
Filmed Entertainment	193	131	470	387
Other, Corporate and Eliminations	(60)	(114)	(169)	(212)

Total Segment OIBDA(a)	$1,565	$1,438	$3,438	$3,229

(a)

Total segment OIBDA may be considered a non-GAAP financial measure. See page 12 for a description of total segment OIBDA and for a reconciliation from income from continuing operations before income tax (expense) benefit to total segment OIBDA.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2018

CABLE NETWORK PROGRAMMING

Cable Network Programming reported quarterly segment OIBDA of $1.45 billion, a 7% increase over the prior year quarter as 4% revenue growth led by higher affiliate revenues was partially offset by a 2% increase in expenses. The increase in expenses was primarily due to higher sports rights costs at both the regional sports networks (“RSNs”) and FS1 and higher entertainment programming costs at FX Networks, partially offset by lower cricket rights costs at STAR. Foreign exchange fluctuations, primarily in Latin America, adversely impacted segment OIBDA growth by 5%.

Domestic cable revenue increased 7% led by growth in both affiliate and advertising revenues. Domestic affiliate revenue increased 8% reflecting continued contractual rate increases across all our domestic brands, and domestic advertising revenue increased 6% from the prior year period largely due to higher pricing at FOX News. Domestic OIBDA contributions increased 10% over the prior year quarter led by higher contributions from FOX News and the RSNs.

International cable revenue declined 5% as higher constant currency affiliate and advertising revenues were more than offset by a 12% adverse impact from the strengthened U.S. dollar. Reported international affiliate revenue decreased 4% as 11% local currency growth at FNG International and STAR was more than offset by a 15% adverse impact from the strengthened U.S. dollar. Reported international advertising revenue decreased 9% as the adverse impact from the strengthened U.S. dollar and lower local currency advertising revenue at FNG International more than offset local currency advertising growth at STAR. International cable OIBDA contributions were 8% lower than the prior year quarter primarily due to the adverse impact from the strengthened U.S. dollar partially offset by local currency growth at both STAR and FNG International.

TELEVISION

Television reported a quarterly segment OIBDA loss of $22 million, a decrease of $78 million from the amount reported in the prior year quarter, as 19% segment revenue growth from increases in advertising, affiliate and content revenues were more than offset by a 24% increase in expenses. The higher expenses in this year’s second quarter are due to higher sports programming costs reflecting the impact of the inaugural broadcast season of Thursday Night Football that more than offset lower entertainment programming expenses from a reduced mix of entertainment programming in the current quarter.    Advertising revenue was 15% higher than the prior year quarter reflecting higher sports advertising revenue at the FOX Broadcast Network, led by our first broadcast season of Thursday Night Football partially offset by two fewer World Series games as compared to the prior year period. Additionally, higher political advertising revenue related to the midterm U.S. elections at the FOX television stations was a contributor to the advertising revenue growth. Affiliate revenue grew 21% over the prior year reflecting the continuation of contractual retransmission consent fee increases, and higher content revenue resulted from increased streaming-video-on-demand revenue at the FOX Broadcast Network.

FILMED ENTERTAINMENT

Filmed Entertainment generated quarterly segment OIBDA of $193 million, a 47% increase over the $131 million reported in the prior year quarter. The OIBDA increase reflects higher contributions from the film studio led by the worldwide theatrical performance of Bohemian Rhapsody (winner of two Golden Globes and nominated for five Academy Awards), lower theatrical releasing costs from a comparatively lower number of films released in the current quarter, and the worldwide home entertainment and pay television performance of The Greatest Showman, partially offset by higher new series deficits and lower domestic syndication contributions at the television production studio. Quarterly segment revenues decreased 4% to $2.16 billion, primarily reflecting lower home entertainment revenue at the film studio and lower syndication revenue at the television production studio.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2018

REVIEW OF EQUITY (LOSSES) EARNINGS OF AFFILIATES’ RESULTS

The Company’s share of equity (losses) earnings of affiliates is as follows:

		Three Months Ended December 31,		Six Months Ended December 31,
	% Owned	2018	2017	2018	2017
		US $ Millions
Sky	-%(1)	$-	$120	$147	$230
Hulu	30%	(115)	(108)	(229)	(170)
Other equity affiliates	Various(2)	6	(45)	8	(33)

Total equity (losses) earnings of affiliates		$(109)	$(33)	$(74)	$27

(1)	On October 9, 2018, the Company disposed of its 39% investment in Sky. See page 5 for more details.
(2)	Primarily comprised of Endemol Shine Group and Tata Sky.

Quarterly equity losses of affiliates were $109 million as compared to $33 million reported in the same period a year-ago. The $76 million increase in losses primarily reflects the absence of current quarter equity earnings from Sky.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2018

OTHER ITEMS

Acquisition by Disney and Spin-Off of FOX

On June 20, 2018, the Company entered into an amended and restated merger agreement (the “Disney Merger Agreement”) with The Walt Disney Company (NYSE: DIS) and TWDC Holdco 613 Corp., a newly formed wholly-owned subsidiary of Disney that will own Disney and the Company following the transaction (“New Disney”), pursuant to which Disney has agreed to cause New Disney to acquire, for a price of $38 per Company share (subject to certain adjustments), the Company, including the Twentieth Century Fox Film and Television studios and certain cable and international television businesses. Prior to the acquisition, the Company will separate the FOX Broadcasting Company, FOX Television Stations, FOX News, FOX Business, FS1, FS2, Big Ten Network and certain other assets and liabilities into a newly formed subsidiary, Fox Corporation (“FOX”), and distribute all of the issued and outstanding common stock of FOX to the Company’s stockholders on a pro rata basis. The closing of the transactions contemplated by the Disney Merger Agreement are subject to the satisfaction of certain conditions, including, among others, regulatory approvals and the receipt of certain tax opinions with respect to the treatment of the transaction under U.S. and Australian tax laws. The pending acquisition of the Company was cleared by the Antitrust Division of the United States Department of Justice on June 27, 2018 and by the European Commission on November 6, 2018.

On July 27, 2018 at a special meeting of the Company’s stockholders, the Company’s stockholders approved the Disney Merger Agreement and approved the other proposals voted on at the special meeting.

On January 7, 2019, the Company announced the public filing with the U.S. Securities and Exchange Commission of a Registration Statement on Form 10 for FOX which was declared effective on February 5, 2019.

The Company anticipates the transactions closing in the first half of calendar 2019.

Disposition of Sky Shares

During the quarter the Company sold its 672,783,139 Sky shares to Comcast Corporation for total proceeds of £11.6 billion, or $15.1 billion. The Company recorded a pre-tax gain of $10.8 billion on this transaction, which was included in Other, net in the Unaudited Consolidated Statements of Operations.

Dividend

The Company has declared a dividend of $0.18 per Class A and Class B share.    The dividend declared is payable on April 16, 2019 with a record date for determining dividend entitlements of April 8, 2019 (“the “Record Date”). The dividend is contingent on the Disney acquisition not having occurred prior to the Record Date.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2018

To access a copy of this press release through the Internet, access 21st Century Fox’s corporate Web site located at http://www.21cf.com.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors, and the proposed Disney transaction may not be consummated in a timely manner or at all. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission, and more detailed information about these and other factors and risks associated with the proposed Disney transaction are more fully discussed in the updated joint proxy statement/prospectus included in the Form S-4 that was declared effective by the SEC on June 28, 2018 and in the Registration Statement on Form 10 that was declared effective by the SEC on February 5, 2019 with respect to FOX. Investors and shareholders of the Company are urged to read the joint proxy statement/prospectus, the Registration Statement on Form 10 and other relevant documents filed or to be filed with the SEC carefully because they contain important information about the proposed Disney transaction. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

CONTACTS:
Reed Nolte, Investor Relations	Julie Henderson, Press Inquiries
212-852-7092 Mike Petrie, Investor Relations 212-852-7130	310-369-0773 Nathaniel Brown, Press Inquiries 212-852-7746

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2018

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
	US $ Millions, except per share amounts
Revenues	$8,499	$8,037	$15,676	$15,039

Operating expenses	(6,005)	(5,760)	(10,429)	(10,141)
Selling, general and administrative	(939)	(864)	(1,829)	(1,712)
Depreciation and amortization	(159)	(142)	(317)	(284)
Impairment and restructuring charges	-	(3)	(16)	(24)
Equity (losses) earnings of affiliates	(109)	(33)	(74)	27
Interest expense, net	(294)	(312)	(594)	(625)
Interest income	86	9	94	19
Other, net	10,475	(229)	10,527	(301)

Income from continuing operations before income tax (expense) benefit	11,554	703	13,038	1,998
Income tax (expense) benefit	(630)	1,218	(756)	827

Income from continuing operations	10,924	1,921	12,282	2,825
(Loss) income from discontinued operations, net of tax	(17)	(5)	(24)	11

Net income	10,907	1,916	12,258	2,836

Less: Net income attributable to noncontrolling interests	(92)	(85)	(158)	(150)

Net income attributable to Twenty-First Century Fox, Inc. stockholders	$10,815	$1,831	$12,100	$2,686

Weighted average shares:	1,864	1,855	1,864	1,854

Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders per share:	$5.81	$0.99	$6.50	$1.44

Net income attributable to Twenty-First Century Fox, Inc. stockholders per share:	$5.80	$0.99	$6.49	$1.45

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2018

CONSOLIDATED BALANCE SHEETS

	December 31, 2018	June 30, 2018
Assets:	US $ Millions
Current assets:
Cash and cash equivalents	$21,281	$7,622
Receivables, net	8,083	7,120
Inventories, net	3,934	3,669
Other	719	922

Total current assets	34,017	19,333

Non-current assets:
Receivables, net	859	724
Investments	833	4,112
Inventories, net	8,133	7,518
Property, plant and equipment, net	1,971	1,956
Intangible assets, net	5,970	6,101
Goodwill	12,758	12,768
Other non-current assets	1,345	1,319

Total assets	$65,886	$53,831

Liabilities and Equity:
Current liabilities:
Borrowings	$887	$1,054
Accounts payable, accrued expenses and other current liabilities	3,236	3,248
Participations, residuals and royalties payable	1,822	1,748
Program rights payable	1,135	1,368
Deferred revenue	855	826

Total current liabilities	7,935	8,244

Non-current liabilities:
Borrowings	18,321	18,469
Other liabilities	3,848	3,664
Deferred income taxes	1,971	1,892
Redeemable noncontrolling interests	576	764
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	11	11
Class B common stock, $0.01 par value	8	8
Additional paid-in capital	12,573	12,612
Retained earnings	21,292	8,934
Accumulated other comprehensive loss	(1,879)	(2,001)

Total Twenty-First Century Fox, Inc. stockholders’ equity	32,005	19,564
Noncontrolling interests	1,230	1,234

Total equity	33,235	20,798

Total liabilities and equity	$65,886	$53,831

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2018

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended December 31,
	2018	2017
	US $ Millions
Operating activities:
Net income	$12,258	$2,836
Less: (Loss) income from discontinued operations, net of tax	(24)	11

Income from continuing operations	12,282	2,825
Adjustments to reconcile income from continuing operations to cash provided by operating activities
Depreciation and amortization	317	284
Amortization of cable distribution investments	20	43
Impairment and restructuring charges	16	24
Equity-based compensation	70	66
Equity losses (earnings) of affiliates	74	(27)
Cash distributions received from affiliates	10	11
Other, net	(10,527)	301
Deferred income taxes	(155)	(1,300)
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables	(693)	(1,267)
Inventories net of program rights payable	(1,300)	(417)
Accounts payable and accrued expenses	(145)	388
Other changes, net	588	(427)

Net cash provided by operating activities from continuing operations	557	504

Investing activities:
Property, plant and equipment	(219)	(238)
Investments in equity affiliates	(266)	(209)
Proceeds from dispositions, net	15,020	362
Other investing activities, net	(206)	(84)

Net cash provided by (used in) investing activities from continuing operations	14,329	(169)

Financing activities:
Borrowings	90	1,282
Repayment of borrowings	(412)	(1,411)
Dividends paid and distributions	(517)	(512)
Employee taxes paid for share-based payment arrangements	(162)	(32)
Other financing activities, net	(89)	(18)

Net cash used in financing activities from continuing operations	(1,090)	(691)

Net decrease in cash and cash equivalents from discontinued operations	(32)	(26)

Net increase (decrease) in cash and cash equivalents	13,764	(382)
Cash and cash equivalents, beginning of year	7,622	6,163
Exchange movement on cash balances	(105)	28

Cash and cash equivalents, end of period	$21,281	$5,809

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2018

SEGMENT INFORMATION

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
	US $ Millions

Revenues:

Cable Network Programming	$4,562	$4,405	$8,909	$8,601
Television	2,148	1,806	3,424	2,871
Filmed Entertainment	2,159	2,246	3,975	4,209
Other, Corporate and Eliminations	(370)	(420)	(632)	(642)

Total revenues	$8,499	$8,037	$15,676	$15,039

Segment OIBDA:

Cable Network Programming	$1,454	$1,365	$2,991	$2,876
Television	(22)	56	146	178
Filmed Entertainment	193	131	470	387
Other, Corporate and Eliminations	(60)	(114)	(169)	(212)

Total Segment OIBDA(a)	$1,565	$1,438	$3,438	$3,229

Depreciation and amortization:

Cable Network Programming	$98	$86	$195	$171
Television	25	27	51	54
Filmed Entertainment	25	23	50	46
Other, Corporate and Eliminations	11	6	21	13

Total depreciation and amortization	$159	$142	$317	$284

(a)

Total segment OIBDA may be considered a non-GAAP financial measure. See page 12 for a description of total segment OIBDA and for a reconciliation from income from continuing operations before income tax (expense) benefit to total segment OIBDA.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2018

CONSOLIDATED REVENUES BY COMPONENT BY SEGMENT

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
	US $ Millions
Revenues by Component:

Affiliate fee	$3,482	$3,252	$6,977	$6,488
Advertising	2,698	2,496	4,470	4,119
Content	2,118	2,140	3,889	4,159
Other	201	149	340	273

Total revenues	$8,499	$8,037	$15,676	$15,039

Revenues by Segment by Component:

Cable Network Programming
Affiliate fee	$3,075	$2,915	$6,172	$5,817
Advertising, content and other	1,487	1,490	2,737	2,784

Total Cable Network Programming revenues	4,562	4,405	8,909	8,601

Television
Advertising	1,634	1,416	2,433	2,071
Affiliate fee, content and other	514	390	991	800

Total Television revenues	2,148	1,806	3,424	2,871

Filmed Entertainment
Content	2,059	2,168	3,784	4,059
Advertising and other	100	78	191	150

Total Filmed Entertainment revenues	2,159	2,246	3,975	4,209

Other, Corporate and Eliminations	(370)	(420)	(632)	(642)

Total revenues	$8,499	$8,037	$15,676	$15,039

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2018

NOTE 1 – TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

The Company evaluates the performance of its operating segments based on OIBDA, and management uses total segment OIBDA as a measure of the performance of operating businesses separate from non-operating factors. Total segment OIBDA may be considered a non-GAAP measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements. This measure excludes items, such as depreciation and amortization as well as impairment charges, that are significant components in assessing the Company’s financial performance.

Management believes that total segment OIBDA is an appropriate measure for evaluating the operating performance of the Company’s business and provides investors and equity analysts a measure to analyze operating performance of the Company’s business and enterprise value against historical data and competitors’ data. Segment OIBDA is the primary measure used by our chief operating decision maker to evaluate the performance of and allocate resources to the Company’s business segments.

Segment OIBDA does not include depreciation and amortization and the amortization of cable distribution investments and eliminates the variable effect across all business segments of depreciation and amortization. Depreciation and amortization expense includes the depreciation of property and equipment, as well as amortization of finite-lived intangible assets. Amortization of cable distribution investments represents a reduction against revenues over the term of a carriage arrangement and, as such, it is excluded from segment operating income before depreciation and amortization.

In addition, total segment OIBDA does not include: (Loss) income from discontinued operations, net of tax, Impairment and restructuring charges, Equity (losses) earnings of affiliates, Interest expense, net, Interest income, Other, net, Income tax expense and Net income attributable to noncontrolling interests.

The following table reconciles income from continuing operations before income tax (expense) benefit to total segment OIBDA:

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
	US $ Millions
Income from continuing operations before income tax (expense) benefit	$11,554	$703	$13,038	$1,998
Add:
Amortization of cable distribution investments	10	25	20	43
Depreciation and amortization	159	142	317	284
Impairment and restructuring charges	-	3	16	24
Equity losses (earnings) of affiliates	109	33	74	(27)
Interest expense, net	294	312	594	625
Interest income	(86)	(9)	(94)	(19)
Other, net	(10,475)	229	(10,527)	301

Total Segment OIBDA	$1,565	$1,438	$3,438	$3,229

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2018

	Three Months Ended December 31, 2018
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$4,562	$(3,118)	$10	$1,454
Television	2,148	(2,170)	-	(22)
Filmed Entertainment	2,159	(1,966)	-	193
Other, Corporate and Eliminations	(370)	310	-	(60)

Consolidated Total	$8,499	$(6,944)	$10	$1,565

	Three Months Ended December 31, 2017
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$4,405	$(3,065)	$25	$1,365
Television	1,806	(1,750)	-	56
Filmed Entertainment	2,246	(2,115)	-	131
Other, Corporate and Eliminations	(420)	306	-	(114)

Consolidated Total	$8,037	$(6,624)	$25	$1,438

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2018

	Six Months Ended December 31, 2018
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$8,909	$(5,938)	$20	$2,991
Television	3,424	(3,278)	-	146
Filmed Entertainment	3,975	(3,505)	-	470
Other, Corporate and Eliminations	(632)	463	-	(169)

Consolidated Total	$15,676	$(12,258)	$20	$3,438

	Six Months Ended December 31, 2017
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$8,601	$(5,768)	$43	$2,876
Television	2,871	(2,693)	-	178
Filmed Entertainment	4,209	(3,822)	-	387
Other, Corporate and Eliminations	(642)	430	-	(212)

Consolidated Total	$15,039	$(11,853)	$43	$3,229

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2018

NOTE 2 – ADJUSTED NET INCOME AND ADJUSTED EPS FROM CONTINUING OPERATIONS

The calculation of income and earnings per share (“EPS”) from continuing operations attributable to 21st Century Fox stockholders excluding net income effects of Impairment and restructuring charges, Equity affiliate adjustments, Other, net, tax reform remeasurement benefit and tax provision adjustments (“adjusted income and adjusted EPS from continuing operations attributable to 21st Century Fox stockholders”) may not be comparable to similarly titled measures reported by other companies. Adjusted income and adjusted EPS from continuing operations attributable to 21st Century Fox stockholders are not measures of performance under generally accepted accounting principles and should not be construed as substitutes for consolidated net income and EPS as determined under GAAP as a measure of performance. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to investors to assist in their analysis of our performance relative to prior periods and our competitors.

The Company uses adjusted income and adjusted EPS from continuing operations attributable to 21st Century Fox stockholders to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

The following table reconciles reported income and reported diluted EPS from continuing operations attributable to 21st Century Fox stockholders to adjusted income and adjusted EPS from continuing operations attributable to 21st Century Fox stockholders for the three months ended December 31, 2018 and 2017.

	Three Months Ended
	December 31, 2018		December 31, 2017
	Income	EPS	Income	EPS
	US $ Millions, except per share data
Income from continuing operations	$10,924		$1,921
Less: Net income attributable to noncontrolling interests	(92)		(85)

Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders	$10,832	$5.81	$1,836	$0.99

Impairment and restructuring charges	-	-	3	-

Equity affiliate adjustments(a)	8	-	92	0.05

Other, net	(10,475)	(5.62)	229	0.12

Tax reform remeasurement benefit	-	-	(1,335)	(0.72)

Tax provision	316	0.17	(54)	(0.03)

Rounding	-	0.01	-	0.01

As adjusted	$681	$0.37	$771	$0.42

(a)

Equity losses of affiliates for the three months ended December 31, 2018 were adjusted to remove from Endemol Shine Group’s results 21st Century Fox’s share of Endemol Shine Group’s debt revaluation costs and restructuring costs. Equity losses of affiliates for the three months ended December 31, 2017 were adjusted to remove (1) from Sky’s results 21st Century Fox’s share of Sky’s (i) purchase price amortization related to its acquisition of the Direct Broadcast Satellite businesses from the Company and (ii) restructuring costs, (2) from Endemol Shine Group’s results 21st Century Fox’s share of Endemol Shine Group’s (i) debt revaluation costs and (ii) restructuring costs and (3) the write-down of an equity method investment in certain businesses in Asia and Africa.